UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2022
_________________________
Zoom Video Communications, Inc.
(Exact name of Registrant as Specified in Its Charter)
_________________________

Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Almaden Boulevard, 6th Floor
San Jose, California 95113
(Address of principal executive offices and Zip Code)
(888) 799-9666
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

On February 23, 2022, the board of directors (“Board”) of Zoom Video Communications, Inc. (the “Company”) elected William R. McDermott to the Board, effective March 1, 2022. Mr. McDermott was elected as a Class III director for a term expiring at the Company’s 2022 annual meeting of stockholders. Mr. McDermott is not expected to join any of the committees of the Board at this time.

Mr. McDermott has served as the Chief Executive Officer and a member of the board of directors of ServiceNow, Inc., a public digital workflow company, since November 2019. From 2010 through 2014, Mr. McDermott served as Co-Chief Executive Officer, and from 2014 until October 2019, as sole Chief Executive Officer, of SAP SE (“SAP”), a multinational software company providing enterprise software. Mr. McDermott joined SAP in 2002 as Chief Executive Officer of SAP America, Inc., and served on the SAP Executive Board from 2008 until October 2019. Prior to joining SAP, Mr. McDermott served as Executive Vice President of Worldwide Sales and Operations at Siebel Systems, Inc. from 2001 to 2002 and served as President of Gartner, Inc. from 2000 to 2001. Mr. McDermott currently serves on the board of directors of Fisker Inc., an automotive technology company. Mr. McDermott received a B.A. in business management from Dowling College, received his M.B.A from Northwestern University’s Kellogg School of Management and completed the Executive Development Program at the Wharton School of Business.

There is no arrangement or understanding between Mr. McDermott and any other persons pursuant to which he was elected as a director. Mr. McDermott has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Mr. McDermott will enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

Mr. McDermott will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy, as amended in February 2022. Pursuant to the Non-Employee Director Compensation Policy, Mr. McDermott will receive an initial grant of 476 restricted stock units. The restricted stock units granted to Mr. McDermott will vest in full on the day immediately preceding Zoom’s 2022 annual meeting of stockholders.

Director Resignation

On February 23, 2022, Bart Swanson, a director of the Company, notified the Board of his decision to resign from his position as a member of the Board, effective as of immediately prior to Mr. McDermott’s appointment. Mr. Swanson’s resignation did not result from any disagreements with the Company on any matter relating to its operations, policies or practices. The Board filled the vacancy created by Mr. Swanson’s resignation with the appointment of Mr. McDermott and the size of the Board remains at ten directors following Mr. McDermott’s appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Dated: February 28, 2022	By:	/s/ Kelly Steckelberg
Kelly Steckelberg
Chief Financial Officer